                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              BARNETT BANKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                              BARNETT BANKS, INC.
               50 N. LAURA STREET -- JACKSONVILLE, FLORIDA 32202

                                                               February 29, 1996

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Barnett Banks, Inc. at 10:00 a.m. on Wednesday, April 17, 1996. A formal notice setting forth the business to come before the meeting and a proxy statement are attached. The meeting will be held in Building 500 of the Barnett Office Park, 9000 Southside Boulevard, Jacksonville, Florida. A map appears on the back cover of this proxy statement.

    At the meeting, you will be asked to elect four directors, each to serve for a three-year term. The Board of Directors recommends a vote "For" the election of the nominees.

    Regardless of the number of shares you own, it is important that they are voted at the meeting. Accordingly, you are asked to sign, date and mail the enclosed proxy in the envelope provided for your convenience.

    Thank you for your cooperation and continued support.

                                           [LOGO]
                          CHARLES E. RICE
                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                              BARNETT BANKS, INC.

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 17, 1996

                                ---------------

TO THE HOLDERS OF COMMON STOCK :

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Barnett Banks, Inc. (the "Company" or "Barnett") will be held on Wednesday, April 17, 1996, at 10:00 a.m., in Building 500 of the Barnett Office Park, 9000 Southside Boulevard, Jacksonville, Florida to consider and act upon the following matters:
        1. Election of four directors of the Company, each for a three-year term; and
        2. Such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record of the Company's common stock at the close of business on February 7, 1996 are entitled to notice of, and to vote on, all business that may come before the Annual Meeting.

    Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy and return it promptly to the Company in the postage-paid envelope enclosed for your use. You may revoke the proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying proxy statement.

                          By Order of the Board of Directors,

                                             [B]
                          CATHERINE C. COSBY
                          CORPORATE SECRETARY

Dated: February 29, 1996

                              BARNETT BANKS, INC.
                               50 N. LAURA STREET
                          JACKSONVILLE, FLORIDA 32202

                                ----------------

                                PROXY STATEMENT
                                ----------------

    This proxy statement and the enclosed proxy are being furnished in connection with the solicitation by the Board of Directors of Barnett Banks, Inc., of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held Wednesday, April 17, 1996, and any adjournments thereof. This proxy statement and the accompanying proxy are being distributed to shareholders on or about February 29, 1996.

    The number printed in the upper right hand corner of the proxy/voting instruction card accompanying this proxy statement indicates the number of shares owned and includes, when applicable, shares held in the Barnett Employee Savings and Thrift ("BEST") Plan or through any of the Company's other stock purchase plans. The proxy will also instruct the trustees of the Company's stock plans how to vote any shares of the Company's common stock allocated to the accounts of participants in these plans.

    Unless contrary instructions are received, the persons named in the accompanying proxy will vote the shares represented by each proxy returned in favor of the four directors nominated. Each such proxy granted may be revoked by its shareholder at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it, or by voting in person at the Annual Meeting.

    Barnett has a confidential voting policy which provides that votes of all shareholders shall be held in confidence from the Company, its directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against Barnett; (ii) in case of a contested proxy solicitation; or (iii) in the event a shareholder has made a written comment on the proxy material or has requested a waiver of confidentiality. Barnett employs both an independent tabulator to receive and tabulate the proxies and independent inspectors of election.

VOTING PROCEDURES

    The Company's Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. Under the Florida Business Corporation Act, directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter exceed votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the Company's Articles of Incorporation. Therefore, abstentions and broker non-votes have no effect under Florida law. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the New York Stock Exchange because its customer has not provided any voting instructions on the matter.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    The record of shareholders entitled to vote was taken at the close of business on February 7, 1996. Each share of common stock outstanding on that date is entitled to one vote on each matter to come before the Annual Meeting. On that date, the Company had outstanding 94,689,755 shares of common stock, $2.00 par value. The closing price of the common stock on the New York Stock Exchange on February 7, 1996, as reported in THE WALL STREET JOURNAL, was $59.88 per share.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes serving staggered terms in accordance with the Company's Amended and Restated Articles of Incorporation. The terms of the directors in Class II expire this year, and each of these directors has been nominated for election to a term of three years expiring in 1999.

    The directors nominated for election at the 1996 Annual Meeting of Shareholders are James L. Broadhead, Thompson L. Rankin, Frederick H. Schultz and John A. Williams. Each of the nominees was elected to the Board at the 1993 Annual Meeting of Shareholders.

    In order to be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in VOTING PROCEDURES on page 1. The accompanying proxy, unless otherwise specified, will be voted for the election of the four persons named above. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.
                                ----------------

    Information relating to business experience, age and beneficial ownership of Company securities of each director is set forth below. Unless otherwise indicated, all stock information is as of December 31, 1995. Unless otherwise noted, all shares are owned directly, with sole voting and dispositive powers. In every instance, the shares of equity securities owned by each director represent less than one percent of the class owned.

                                ----------------

                           NOMINEES FOR TERMS EXPIRING IN 1999
                                    CLASS II DIRECTORS

JAMES  L.  BROADHEAD, 60,  Chairman and  Chief Executive  Officer of  FPL Group,  Inc. Mr.   2,346 shares of common stock
  Broadhead was elected to  the Board of Directors  in 1989 and is  a member of the  Audit
  Committee  and the Strategic Planning  Committee. He has served  in his present position since January  1989. Mr.  Broadhead is  a director  of FPL  Group, Inc.  (a  diversified holding  company whose  interests include  Florida Power  & Light  Company and companies engaged in non-utility  generation and  citrus production) and  its subsidiary,  Florida
  Power & Light Company, as well as Delta Air Lines, Inc. and The Pittston Company.

THOMPSON  L. RANKIN, 55,  Chairman, President and  Chief Executive Officer  of Lykes Bros.   622,163 shares of common stock
  Inc. and subsidiary companies. Mr. Rankin was elected to the Board of Directors in  1993   (1)(2)
  and  is a member of the Executive  Compensation and Management Development Committee and
  the Strategic Planning  Committee. He has  served as  President of Lykes  Bros. Inc.  (a citrus,  cattle and  meat packing  company) since 1983,  and as  Chairman, President and
  Chief Executive  Officer  since 1989.  In  addition, he  serves  as Chairman  and  Chief
  Executive  Officer of Shore Management, Inc. and Lykes  Energy, Inc. He is a director of
  Lykes Bros. Inc., Shore Management, Inc. and Lykes Energy, Inc.

FREDERICK H. SCHULTZ, 67, Owner  of Schultz Investments. Mr.  Schultz was first elected  a   93,875 shares of common stock and
  director  of the  Company in 1968,  serving until 1979  when he resigned  to become Vice   2,000 shares of Series A $4.50
  Chairman of the Board of Governors of  the Federal Reserve System. He was re-elected  to   Cumulative Convertible Preferred
  the  Board of Directors of the  Company in 1982 following the  expiration of his term at   Stock (3)
  the Federal Reserve. He is Chairman of the Audit Committee and a member of the Executive
  Committee. He has  been the  owner of Schultz  Investments (a  private investment  firm)
  since 1957. Mr. Schultz is a director of American Heritage Life Insurance Co., Riverside
  Group Inc., Southeast Atlantic Corp. and Wickes Lumber Company.

JOHN  A. WILLIAMS, 53, Chairman  of Post Properties, Inc. Mr.  Williams was elected to the   32,399 shares of common stock
  Board of Directors in  1987 and is  Chairman of the Strategic  Planning Committee and  a
  member  of  the  Executive Compensation  and  Management Development  Committee  and the
  Executive Committee.  He has  been Chairman  of  Post Properties,  Inc. (a  real  estate development and management firm) since 1971. He is a director of Post Properties, Inc.

                                     OTHER DIRECTORS
                                   CLASS III DIRECTORS
                                 (TERMS EXPIRING IN 1997)

MARSHALL  M. CRISER, 67,  Chairman of the law  firm of Mahoney Adams  & Criser, P.A. since   5,998 shares of common stock (4)
  October 1989 and President Emeritus of the University of Florida. Mr. Criser was elected to the  Board of  Directors in  1989 and  is a  member of  the Corporate  Responsibility
  Committee.  He also serves as a director of Barnett Banks Trust Company, N.A. Mr. Criser served as the President of the University of Florida from September 1984 to March  1989.
  He is also a director of BellSouth Corporation, FPL Group, Inc., Perini Corporation, CSR
  America, Inc. and Flagler Systems, Inc.

JACK  B.  CRITCHFIELD,  62,  Chairman  and Chief  Executive  Officer  of  Florida Progress   4,554 shares of common stock (5)
  Corporation and President Emeritus  of Rollins College. Dr.  Critchfield was elected  to the  Board  of Directors  in  1977 and  is Chairman  of  the Executive  Compensation and
  Management  Development  Committee  and  a  member  of  the  Executive  Committee.   Dr.
  Critchfield  has served  as Chief Executive  Officer of Florida  Progress Corporation (a
  diversified holding  company with  interests  in mining,  shipping, insurance  and  land development,  and parent of Florida Power Corporation) since February 1990, assuming the additional responsibilities of Chairman of the Board on January 1, 1991. Dr. Critchfield
  is a  director  of  Florida  Progress Corporation  and  its  subsidiary,  Florida  Power
  Corporation.

REMEDIOS  DIAZ  OLIVER,  57,  President  and  Chief  Executive  Officer  of  All  American   1,315 shares of common stock
  Containers, Inc. Mrs. Diaz Oliver was  elected to the Board in  1995 and is a member  of the Corporate Responsibility Committee. She also serves as a director of Barnett Bank of
  South  Florida, N.A. Mrs. Diaz Oliver has been the President and Chief Executive Officer of All American Containers, Inc. (a distributor of glass, plastic and metal  containers)
  since  October 1991. She previously  served as Chief Executive  Officer and President of
  American International, Inc. from 1977 to 1991.  Mrs. Diaz Oliver is a director of  Avon
  Products, Inc. and U.S. West, Inc.

ALLEN  L. LASTINGER, JR.,  53, President and  Chief Operating Officer  of the Company. Mr.   202,768 shares of common stock
  Lastinger was  elected to  the Board  of Directors  in 1984.  He has  been an  executive   (6)(7)
  officer  of  the Company  since 1980  and has  served as  President and  Chief Operating
  Officer since January 1, 1991.

STEWART TURLEY, 61, Chairman and Chief Executive Officer of Eckerd Corporation. Mr. Turley   6,817 shares of common stock
  was elected  to  the Board  of  Directors  in 1976  and  is Chairman  of  the  Corporate
  Responsibility  Committee  and a  member  of the  Executive  Committee. He  has  been an executive officer of Eckerd Corporation (a retail  drug store chain) for more than  five years.  Mr. Turley is a  director of Eckerd Corporation,  Sprint Corporation and Springs
  Industries, Inc.

                                    CLASS I DIRECTORS
                                 (TERMS EXPIRING IN 1998)

WALTER  H.  ALFORD,  57,  Executive  Vice  President  and  General  Counsel  of  BellSouth   4,745 shares of common stock (8)
  Corporation. Mr. Alford was elected to the Board of Directors in 1982 and is a member of the  Audit Committee and the Strategic Planning  Committee. Mr. Alford has served in his
  BellSouth position since November 1987.

RITA BORNSTEIN, 60,  President of  Rollins College (an  independent comprehensive  liberal   2,113 shares of common stock
  arts  college with campuses  in Winter Park  and Melbourne, Florida).  Dr. Bornstein was
  elected to the Board of Directors  in 1991 and is a  member of the Audit Committee.  She also  serves as a  director of Barnett Bank  of Central Florida,  N.A. Dr. Bornstein was
  appointed to her current position in July 1990.

ALVIN R. CARPENTER, 54, President and Chief Executive Officer of CSX Transportation,  Inc.   3,444 shares of common stock
  Mr.  Carpenter was  elected to the  Board of Directors  in 1994  and is a  member of the
  Corporate Responsibility Committee and the Strategic Planning Committee. He also  serves as a director of Barnett Bank of Jacksonville, N.A. Mr. Carpenter served as President of
  CSX  Distribution Services  from July 1989  to January 1992  when he was  elected to his present position. He  is a  director of Florida  Rock Industries,  Inc., Regency  Realty
  Corporation and Blue Cross/Blue Shield of Florida.

CLARENCE  V.  MCKEE,  53,  Chairman,  President  and  Chief  Executive  Officer  of  McKee   1,270 shares of common stock
  Communications, Inc. (a firm  involved in the acquisition  and management of  television and  radio stations). Mr. McKee was  elected to the Board of  Directors in 1990 and is a member of  the Corporate  Responsibility Committee.  He  also serves  as a  director  of
  Barnett  Bank of Tampa.  He was a  co-owner of WTVT  Inc., licensee of  WTVT Channel 13,
  Tampa, Florida, from 1987 to October 1992.  Mr. McKee formerly practiced law and  served as  a director of the  Legal Services Corporation, Washington, D.C.  He is a director of
  Florida Progress  Corporation,  its  subsidiary,  the  Florida  Power  Corporation,  and
  American Heritage Life Insurance Company.

CHARLES  E. RICE, 60,  Chairman and Chief Executive  Officer of the  Company. Mr. Rice was   448,226 shares of common stock (6)
  elected to  the Board  of Directors  in 1972  and serves  as Chairman  of the  Executive
  Committee.  He has served as Chief Executive Officer since 1979, assuming the additional responsibilities of Chairman in 1984. Mr. Rice is a director of CSX Corporation,  Sprint
  Corporation, and its Florida subsidiary, United Telephone of Florida.

------------------------
(1) Shares are held as follows: 303,031 as record-holder with sole voting and dispositive powers, 319,022 indirectly as trustee for three family trusts and 110 indirectly through his wife.

(2) Lykes Bros. Steamship Co., Inc., of which Thompson L. Rankin serves as Chairman, President and Chief Executive Officer, filed for reorganization under Chapter 11 of the federal bankruptcy laws on October 11, 1995.

(3) Shares of common stock are held as follows: 18,000 as sole record owner and 75,875 indirectly through his wife with shared voting and dispositive powers. In addition, 2,000 shares of Series A Preferred Stock are held through an Individual Retirement Account (IRA) established for Mr. Schultz' benefit.

(4) Shares are held as follows: 1,298 as record-holder with sole voting and dispositive powers, 200 jointly with his wife with shared voting and dispositive powers and 2,000 indirectly through his wife and two children. Mr. Criser has neither voting nor dispositive powers for the shares held solely by his wife or by his children and disclaims beneficial ownership of those shares. In addition, 2,500 shares are held through IRA or pension plan accounts for Mr. Criser's benefit.

(5) Shares are held as follows: 3,554 as record-holder with sole voting and dispositive powers and 1,000 indirectly through his wife. Dr. Critchfield has neither voting nor dispositive powers for the shares held by his wife and disclaims beneficial ownership of those shares.

(6) Included in beneficial ownership are shares of common stock issuable upon the exercise of certain options exercisable immediately or within 60 days as follows: Mr. Rice, 290,675 shares and Mr. Lastinger, 116,425 shares.

(7) Shares are held as follows: 84,131 as record owner with sole voting and dispositive powers and 2,212 jointly with his wife with shared voting and dispositive powers.

(8) Shares are held as follows: 1,892 as record owner with sole voting and dispositive powers; 1,853 jointly with his wife with shared voting and dispositive powers and 1,000 in trust under the will of H.G. Alford.

SECURITIES OWNERSHIP OF MANAGEMENT
    As of December 31, 1995, all executive officers and directors of the Company as a group, a total of 28 persons, owned beneficially 1,866,459 shares of common stock, or 1.95 percent of the common stock outstanding. Included in such beneficial ownership is an aggregate of 718,581 shares of common stock which certain of the Company's executive officers have the right to acquire immediately or within 60 days upon the exercise of certain options. Included in such total are shares held by officers named in the SUMMARY COMPENSATION table on Page 10 as follows: Mr. Nobles, 56,167; Mr. Newman, 40,881; Mr. Brewer, 54,003; and Ms. Beaubouef, 13,048. In the case of each of the individuals named, the shares of equity securities owned represent less than one percent of the class owned. Information relating to the securities ownership of directors is shown beginning on page 2.

SECTION 16(A) REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and any persons owning more than 10 percent of a class of the Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. During 1995, the executive officers and directors of the Company filed with the SEC on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except that Alvin R. Carpenter, a director of the Company, made one late filing on Form 4 in 1995 relating to a stock purchase. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

                             BOARD OF DIRECTORS AND
                   STANDING COMMITTEES; DIRECTOR COMPENSATION

    If elected, the four nominees along with the Class I and Class III Directors will constitute the Board of Directors of the Company. During 1995, the Board held a total of eight regular meetings and one special meeting.

    The Board of Directors maintains five standing committees: an Audit Committee, a Corporate Responsibility Committee, an Executive Compensation and
Management Development Committee, a Strategic Planning Committee and an Executive Committee, which are described below. Members of these committees are elected annually at the Board meeting immediately following the annual shareholders' meeting. Under the Company's Bylaws, the Board of Directors is authorized to designate other members of the Board to serve in the place of absent members of any committee. The Board of Directors does not have a nominating committee, although the Corporate Responsibility Committee reviews the qualifications of prospective nominees and makes recommendations to the Board of Directors on nominees to fill new or vacant Board seats.

    The Audit Committee comprises Messrs. Schultz (Chairman), Alford, Broadhead and Dr. Bornstein, none of whom is an officer of the Company. During 1995, this committee held eight meetings. The principal responsibilities of the Audit Committee are: (1) approval of the accounting firm to be employed by the Company as its independent auditor; (2) approval of the selection, compensation and termination of the Company's General Auditor and the Senior Vice President of Credit Quality; (3) consultation with internal auditors and the independent public accountants with regard to the audit plan; (4) determination that no restrictions are placed by management on the scope or implementation of either the internal auditors' or independent accountants' examination of the Company;
(5) review of the Company's credit quality review function, the methods used to test loan quality and the adequacy of the Company's allowance for loan losses;
(6) consultation with the internal auditors and the Company's independent public accountants with respect to the adequacy of internal accounting controls; (7) review of new or proposed accounting standards which affect the banking industry and their impact on the Company; (8) review with management, the General Auditor, and the independent auditors, of the basis for the reports issued under
Section 363.2 of the FDIC Improvement Act of 1991; (9) review of the adequacy of the Company's Investments and Asset/Liability Management policies and results for compliance; and (10) consultation with the General Counsel and outside counsel when appropriate, to discuss legal matters that may have a significant impact on the Company.

    The Corporate Responsibility Committee comprises Messrs. Turley (Chairman), Carpenter, Criser and McKee and Mrs. Diaz Oliver. The Corporate Responsibility Committee held six meetings during 1995. The Corporate Responsibility Committee is responsible for addressing issues of public policy and social responsibility which affect the interests and welfare of the Company and its shareholders, employees, customers and other constituents, and the communities in which they operate. Its areas of responsibility include: equal employment opportunity, including affirmative action programs and practices; community affairs activities; charitable contributions and contributions of human services; corporate governance matters affecting public responsibility, including reviewing and recommending to the full Board of Directors nominees to fill new or vacant Board positions; the Barnett Employee Code of Conduct and conflict of interest standards; political activities; and compliance with non-financial, legal and regulatory requirements affecting the Company's governance and operations.

    The Executive Compensation and Management Development Committee comprises Dr. Critchfield (Chairman) and Messrs. Rankin and Williams. During 1995, this committee held five meetings. The principal responsibilities of the Committee are: (1) recommending the compensation arrangement of the Company's chief executive officer to the Board of Directors; (2) approving the compensation of certain other senior officers of the Company and its affiliates; (3) developing and administering the Company's incentive and deferred compensation plans; (4) periodically reviewing the Company's benefit programs; (5) serving as the Stock Option Committee on behalf of the Board of Directors; and (6) reviewing succession plans for key executive positions.

    The Strategic Planning Committee was established in November 1995 and consists of Messrs. Williams (Chairman), Alford, Broadhead, Carpenter and Rankin. During 1995, the Strategic Planning Committee did not meet. The principal responsibilities of the Strategic Planning Committee are: (1) to review and recommend to the Board for approval long-term business objectives and strategic plans developed by management; (2) to review the business development activities recommended by management, including the consistency of such activities with long-term business objectives and strategic plans of the Company and the Company's annual strategic plan; (3) to review, approve, or recommend to the full Board, as appropriate, strategic decisions regarding expansion, contraction or exit from existing lines of business and entry into lines of business that involve new strategic directions for the Company, including acquisitions, joint ventures, or dispositions of businesses and capital assets ("transactions") and the financing of such transactions; (4) to work in conjunction with management to keep the full Board informed of the long-term business objectives and strategic plans of the Company and critical issues associated with those objectives and plans; (5) to provide guidance to management, as appropriate, in the development of the Company's long-term strategic direction and business objectives; (6) to review with management and recommend to the Board, where appropriate, changes in corporate structure or corporate organization; (7) to provide oversight of, review and keep informed on a timely basis with respect to the Company's corporate finance and capital management plans; and (8) to review and, where appropriate, make recommendations to the full Board with respect to financial plans and policy.

    The Executive Committee consists of the Chief Executive Officer, who serves as Chairman of the Committee, as well as the Chairperson of each of the Board's standing committees, currently Messrs. Schultz, Turley, Williams and Dr. Critchfield. The Executive Committee is authorized to act on behalf of and to exercise all of the powers of the full Board of Directors when the Board is not in session, except as limited by the Company's Bylaws or by Florida law. The Executive Committee did not meet during 1995.

    In 1995 all members of the Board attended at least 75% of the meetings of the Board and all committees on which they served.

    Each director who is not an officer of the Company receives a monthly retainer of $2,000, except that each director who chairs a committee receives a monthly retainer of $2,500. In addition, non-management directors receive $2,000 for each Board meeting and $1,000 for each committee meeting attended. Management directors do not receive directors' fees. A Directors' Deferral Plan allows directors to defer all or part of their fees into a deferred income benefit account. Directors choosing the deferred income benefit receive supplemental retirement or survivor benefits over a five-to-twenty year period. A Directors' Stock Deferral Plan, approved by shareholders in 1994, allows directors to receive some or all of their annual retainer and other fees in the form of Barnett common stock held in a deferred compensation account.

    A Directors' Retirement Plan provides a retirement benefit equal to the annual retainer in effect at the date of retirement to be paid for a number of years equal to the number of years of service as a director (maximum of 10). Directors may also choose to receive the benefit in the form of a present value lump sum providing the election of the payment option is made twelve (12) months prior to termination from the Board. This benefit is provided to directors who serve five or more years. Payments begin in the year following the director's retirement or termination from the Board. Certain disability and death benefits are provided.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    During 1995, Dr. Critchfield, and Messrs. Rankin and Williams served as members of the Board's Executive Compensation and Management Development Committee (the "Committee"). No member of the Committee was, or ever has been, an officer or employee of the Company.

    Dr. Critchfield and Mr. Williams, and certain companies with which Messrs. Rankin or Williams are associated, are customers of and have banking transactions with the Company's subsidiary banks in the ordinary course of business. As described in the section entitled CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS on page 17, all loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the managements of the subsidiary banks, did not involve more than the normal risk of collectibility or present other unfavorable features.

    Charles E. Rice, Chairman and Chief Executive Officer of Barnett, is a member of the Compensation Committee of CSX Corporation. Alvin R. Carpenter, a director of Barnett, is President and Chief Executive Officer of CSX Transportation, Inc., a major subsidiary of CSX Corporation, and for that reason is considered an executive officer of CSX Corporation for purposes of Section 16 of the Exchange Act.

                    REPORT OF THE EXECUTIVE COMPENSATION AND
                        MANAGEMENT DEVELOPMENT COMMITTEE

    COMPENSATION PHILOSOPHY. The Company's Board of Directors strongly believes that the maximization of corporate performance and, in turn, shareholder value, depends on close alignment of the financial interests of shareholders and those of the Company's employees, including its senior managers. Accordingly, the Executive Compensation and Management Development Committee (the "Committee") and the Company adhere in both principle and practice to the concept of pay-for-performance. The Company maintains incentive compensation programs for all managerial employees. The Company's compensation program for senior managers is variable and closely tied to corporate, business unit and individual results. Those programs place "at risk" a significant portion of senior manager compensation in a manner that encourages a sharp and continuing focus on building shareholder value.

    The compensation of senior management at Barnett includes three components: first, a base salary that reflects the scope of the executive's responsibilities and is competitive in the financial services industry; second, an annual cash-based incentive plan, closely tied to the Company's success in achieving significant financial performance goals as set forth in advance by the Committee; and third, a long-term incentive plan that links rewards to value created for shareholders. The competitiveness of the Company's compensation programs is evaluated by reviewing several survey sources as well as disclosed proxy information for the top executives of other financial services institutions. The proxy information is reviewed both for the banks that comprise the KBW 50 Total Return Index, which is used by the Company for stock performance comparisons and described on page 14, and for a specific subset of 20 peer banks. The Committee meets in January of each year to review results from the prior year, to recommend annual incentive awards for Mr. Rice and other executives of the Company, and to recommend the salary level for Mr. Rice for the coming year.

    A more detailed discussion of how these elements of pay work together and specific actions taken in recent years follows.

    BASE SALARY. It is Barnett's compensation policy to maintain salary levels that are competitive with those paid to senior managers with comparable responsibilities at comparable financial institutions. Furthermore, adjustments to salaries may be made from time to time to reflect market conditions and to reward for performance accomplishments.

    After an extensive analysis of survey information, and in light of the outstanding year that the Company enjoyed in 1994, the Committee recommended and the Board of Directors approved an increase in Mr. Rice's 1995 salary to $835,000.

    ANNUAL  INCENTIVE PAY  -- DIRECT TIE  TO BUSINESS PERFORMANCE.   The Company
desires to pay annual incentives that provide average rewards for average results and to pay at or above the 75th percentile of industry norms for outstanding results. No awards are paid if specified targets are not met.

    In 1994, shareholders approved the adoption of the Company's performance-based annual incentive plan (the "Annual Plan") for the Company's Chief Executive Officer, the other named officers and all other senior managers. Under this plan, the Committee approves annual incentive awards for the CEO and other named executives based on the Company's achievement of specific earnings-per-share results. Other senior managers may earn incentive awards based both on company earnings-per-share and various business unit measures. Earnings-per-share goals are established at the beginning of the year. The Company believes that the Annual Plan complies with the terms of the federal Revenue Reconciliation Act of 1993 that limits the deductibility of executive compensation for incentive plans.

    The Company earned $5.13 per share in 1995. Based on this result, the Committee granted Mr. Rice an incentive award of $935,200.

    LONG-TERM PAY  --  EMPHASIS  ON  STOCK  APPRECIATION  AND  OWNERSHIP.    The
Company's strategy is to use stock, and stock-based compensation, to reward executives for outstanding long-term results.

    Stock options are awarded under the terms of the shareholder-approved Amended and Restated 1989 Long Term Incentive Plan (the "Long Term Plan"). Any value from stock options is directly related to the gains realized by shareholders over the same period. An independent consultant analyzed the competitiveness of the Company's long-term pay plans and developed a range of stock option and restricted stock grants that were determined to be competitive in the industry. Using these ranges as guidelines and in recognition of the Company's performance, the Committee granted Mr. Rice options to purchase 75,000 shares of Barnett stock in 1995.

    Restricted stock grants are made to certain key executives. These awards are tied directly to the achievement of specific management objectives. The shares carry performance restrictions that the executive and the Company must achieve before the executive may own the shares. If the long-term performance goals are not met (including return on assets, leverage ratio and loan loss reserve targets), the number of restricted shares that are earned can be reduced to zero. Issuance of restricted stock replaced the Performance Unit Plan which has been discontinued. The Committee did not award any restricted shares in 1995.

    The Company has phased out the Performance Unit Plan, which provided cash awards for long-term results over three-year periods. Relative total shareholder return was defined under the Performance Unit Plan as the appreciation in the Company's stock price, plus dividends, compared to the 50 largest publicly traded banks. This was the only measure of performance for executive officer participants. Other participants included the chief executive officers of affiliate banks and certain non-banking subsidiaries. The last grant was made in 1993, which covered the period 1993-95. In the 1993-95 performance period, the Company's actual return to shareholders was 59 percent, which resulted in an award of $459,800 to Mr. Rice. This was the final payout from this plan.

    By providing direct links between pay and performance, the Committee is confident that the Company's compensation programs for Mr. Rice and other executive officers align management's interests with the long-term interests of the shareholders.

                             Jack B. Critchfield, Chairman
                             Thompson L. Rankin
                             John A. Williams

                     EXECUTIVE PAY AND PERFORMANCE RESULTS

    The SEC requires disclosure of the compensation earned by the company's five most highly compensated executive officers, determined by total annual salary and bonus for the last fiscal year. Reflecting identical salary and bonuses for certain of the Company's executive officers, the Summary Compensation table below sets forth a summary of the compensation earned by the Company's six most highly compensated executive officers during 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                         -------------------------------
                                      ANNUAL COMPENSATION                      AWARDS           PAYOUTS
                         ---------------------------------------------   -------------------   ---------
          (A)            (B)      (C)         (D)            (E)            (F)        (G)        (H)            (I)
                                                                         RESTRICTED            LONG-TERM
       NAME AND                                         OTHER ANNUAL       STOCK     OPTIONS/  INCENTIVE      ALL OTHER
  PRINCIPAL POSITION     YEAR  SALARY($)    BONUS($)   COMPENSATION($)   AWARDS($)   SARS(#)   PAYOUTS($)  COMPENSATION($)
-----------------------  ----  ---------   ----------  ---------------   ---------   -------   ---------   ---------------
Charles E. Rice          1995  $ 835,000   $  935,200     $536,739              0    75,000    $459,800       $212,049
Chairman & CEO           1994    785,000      922,500       30,683       $922,500    60,000     229,900        206,129
                         1993    685,000    1,015,000      509,411              0    70,000     172,425        200,135
Allen L. Lastinger, Jr.  1995    500,000      420,000      538,792              0    35,000     247,600         89,638
President & COO          1994    450,000      461,250       15,334        461,250    30,000     123,800         86,638
                         1993    375,000      501,000      107,216              0    45,000      92,850         82,142
Hinton F. Nobles, Jr.    1995    300,000      201,600        2,059              0    18,000     118,400         32,278
Executive Vice           1994    270,000      221,400        8,973        246,000    15,000      59,200         29,201
President                1993    250,000      246,000          291              0    22,000      44,400         28,134
Charles W. Newman        1995    300,000      201,600          601              0    18,000     118,400         32,278
Chief Financial          1994    270,000      221,400        7,670        246,000    15,000      59,200         28,151
Officer                  1993    235,000      246,000            0              0    18,000      29,625         21,635
Richard C. Brewer        1995    300,000      201,600      163,748              0    15,000     108,000         32,278
Chief Credit Policy      1994    262,500      217,280        9,292        246,000     9,000      51,400         27,476
Executive                1993    235,000      204,800          135              0    14,500      38,550         29,136
Judith S. Beaubouef      1995    300,000      201,600          108              0    15,000           0         27,378
Chief Legal              1994    200,000      166,500          106        246,000     3,000           0         16,487
Executive                1993    142,400      102,108           56              0     3,000           0         13,558

    Explanation of Columns:
(c)  SALARY:  Total salary paid during the calendar year.

(d) BONUS: Annual incentive award paid for results achieved during the calendar year. The REPORT OF THE EXECUTIVE COMPENSATION AND MANAGEMENT
    DEVELOPMENT COMMITTEE beginning on page 8 describes the criteria for this plan. Any bonus awards deferred at the election of the officer are included in the reported amounts.

(e) OTHER ANNUAL COMPENSATION: All additional forms of cash and non-cash compensation paid, awarded or earned. The 1995 amounts include interest earned on deferred compensation that exceeds specified market rates ($5,836 for Mr. Rice, $2,106 for Mr. Lastinger, $2,059 for Mr. Nobles, $601 for Mr. Newman, $739 for Mr. Brewer, and $108 for Ms. Beaubouef.)

    Part of Mr. Rice's compensation is deferred under the Management Security Plan, a non-qualified deferral plan that was introduced in 1982 and closed to new participation in 1984. An Executive Deferral Plan was implemented in 1990 for Mr. Rice and Mr. Lastinger. The Management Deferral Plan, an identical plan, was introduced in 1991 and made available to all managers defined as "highly compensated" (1995 salary plus bonus greater than $66,000).

    The shareholder-approved Long Term Incentive Plan provides cash payments upon the exercise of non-qualified stock options. The purpose of these payments is to encourage executives to retain their Company stock upon exercise. Mr. Rice, Mr. Lastinger and Mr. Brewer exercised stock options in 1995 which triggered tax reimbursement payments of $530,903, $536,686 and $163,009, respectively.

    The value of all other personal benefits and perquisites received by the top six executives in 1995 was less than the required reporting threshold.

(f)   RESTRICTED  STOCK:   Stock awarded  to an  executive that  carries certain
tenure restrictions. No restricted shares were awarded in 1995.

(g) STOCK OPTIONS/SARS: Grants of stock options made during the calendar year. These awards are made under the Company's Long Term Incentive Plan.

(h)  LONG-TERM INCENTIVE PAYOUTS:   Cash awards made for long-term  performance.
These awards were made under the Company's Performance Unit Plan that was initiated in 1991 and phased out in 1993. No further grants will be made.

(i) ALL OTHER COMPENSATION: All other compensation that does not fall under any of the aforementioned categories. The amounts shown in this column for 1995 comprise the following payments made by the Company: (i) Mr. Rice: $9,240 -- matching contribution to 401(k) plan; $156,250 -- premium for Executive Life Insurance Plan; $4,614 -- premium for Management Security Plan; $1,089 -- cumulative excess interest earned on Management Security Plan deferrals and $40,856 -- matching contribution to Management Excess Savings Plan; (ii) Mr.
    Lastinger: $9,240 -- matching contribution to 401(k) plan; $59,640 -- premium for Executive Life Insurance Plan and $20,758 -- matching contribution to Management Excess Savings Plan; (iii) Mr. Nobles: $9,240 -- matching contribution to 401(k) plan; $14,279 -- premium for Management Life Insurance Plan and $8,759 -- matching contribution to Management Excess Savings Plan; (iv) Mr. Newman: $9,240 -- matching contribution to 401(k) plan; $14,279 -- premium for Management Life Insurance Plan and $8,759 -- matching contribution to Management Excess Savings Plan; (v) Mr. Brewer:
    $9,240 -- matching contribution to 401(k) plan; $14,279 -- premium for Management Life Insurance Plan and $8,759 -- matching contribution to Management Excess Savings Plan; and (vi) Ms. Beaubouef: $9,240 -- matching contribution to 401(k) plan; $9,379 -- premium for Management Life Insurance Plan and $8,759 -- matching contribution to Management Excess Savings Plan.

                             LONG-TERM COMPENSATION

    Long-term compensation may be distinguished from annual compensation by the time frame for which performance results are measured to determine rewards. While annual compensation covers a calendar year, the Company's long-term incentive plans cover three-year periods or longer. As previously described, long-term compensation includes stock options and restricted stock granted through the Long Term Incentive Plan, and cash awards previously made through the Performance Unit Plan.

    The OPTION/SAR GRANTS IN LAST FISCAL YEAR table provides the number and hypothetical value of option grants made in 1995. The AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES table provides information on options exercised as well as the year-end value of stock options held by the Company's six most highly compensated officers.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                            NUMBER OF
                           SECURITIES     % OF TOTAL
                           UNDERLYING    OPTIONS/SARS
                            OPTIONS/      GRANTED TO      EXERCISE
                              SARS       EMPLOYEES IN     OR BASE       EXPIRATION         GRANT DATE
NAME                       GRANTED (#)   FISCAL YEAR    PRICE ($/SH)       DATE       PRESENT VALUE ($)(2)
-------------------------  -----------   ------------   ------------   -------------  --------------------
Charles E. Rice               75,000          8.8%        $43.8125     Feb. 15, 2005      $   605,714
Allen L. Lastinger, Jr.       35,000          4.1         43.8125      Feb. 15, 2005          282,666
Hinton F. Nobles, Jr.         18,000          2.1         43.8125      Feb. 15, 2005          145,371
Charles W. Newman             18,000          2.1         43.8125      Feb. 15, 2005          145,371
Richard C. Brewer             15,000          1.8         43.8125      Feb. 15, 2005          121,143
Judith S. Beaubouef           15,000          1.8         43.8125      Feb. 15, 2005          121,143
All Optionees                856,837        100.0          44.083                           6,964,234

------------------------

(1) The Long Term Incentive Plan allows for the granting of options to certain managers and other employees that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") and non-qualified stock options ("Executive Stock Options"). The vesting schedule, exercise price, term and tax reimbursement features of Incentive Stock Options and Executive Stock Options are established by the Amended and Restated Long Term Incentive Plan.

(2) This estimate of value has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC, and does not necessarily reflect the Company's view of the appropriate value or methodology for purposes of financial reporting.

   This hypothetical value, determined by the Black-Scholes model, is based on the following assumptions: exercise price is equal to the market value on day of grant; estimated dividend yield of 4.02 percent; standard deviation of stock price volatility of 0.2416; risk free rate factor of 6.27%; average option term of 5.66 years, representing the average historical period of time from date of grant to exercise; discount for possible cancellations based on historical rate of 13.9%. These assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. THERE IS NO ASSURANCE THE VALUE REALIZED BY AN EXECUTIVE WILL BE AT OR NEAR THE VALUE ESTIMATED BY THE BLACK-SCHOLES MODEL.

   The actual value of options will depend on the market value of the Company's common stock on the dates the options are exercised. No realization of value from the option is possible without an increase in the price of the Company's common stock, which would benefit all stockholders.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                                                  OPTIONS/SARS AT FISCAL                  AT
                                                                       YEAR-END (#)            FISCAL YEAR-END ($)(1)(2)
                            SHARES ACQUIRED   VALUE REALIZED    ---------------------------   ---------------------------
NAME                        ON EXERCISE (#)       ($)(1)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  ---------------   ---------------   -----------   -------------   -----------   -------------
Charles E. Rice                 32,325           $714,290         258,175        237,500      $ 7,034,183    $4,365,312
Allen L. Lastinger, Jr.         35,025            717,631          98,725        128,000        2,726,629     2,361,987
Hinton F. Nobles, Jr.            8,625            127,431          32,201         61,499          910,660     1,107,464
Charles W. Newman                6,200            111,759          22,003         54,997          612,210       964,102
Richard C. Brewer               14,235            375,361          26,350         44,100          677,250       806,687
Judith S. Beaubouef                  0                  0           3,938         23,312          116,564       394,873
                               -------        ---------------   -----------   -------------   -----------   -------------
    Total                       96,410          2$,046,472        441,392        549,408      $12,077,496    $10,000,425

------------------------

(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

(2) Based on a year-end price of $59.00 per share.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

    The SEC requires a five-year comparison of stock performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return ranked against the S&P 500 and the KBW 50 Total Return Index over a five-year period is shown on the following graph. The KBW 50 Total Return Index, developed by banking specialist Keefe, Bruyette & Woods, Inc., is a market-capitalization-weighted bank stock index composed of 50 of the nation's most important banking companies, including all money-center and most major regional banks and is meant to be representative of the price performance of the nation's large banks.

    The banks included in the KBW 50 index are subject to change due mainly to acquisition activity. During 1995, five banks (10% of the index) that began the year in the KBW 50 index had been acquired and replaced in the index. At December 31, 1995 five of the top 10 performing banks in the index, including the three top performing banks, were under contract for merger or acquisition. This level of activity and the associated acquisition-related premium stock prices have significantly affected the level of the KBW 50 index. This graph assumes that $100 was invested on December 31, 1990 in Barnett common stock and the other indices, and that all dividends were reinvested. The performance graph below shall not be deemed incorporated by reference as a result of any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

CUMMULATIVE TOTAL RETURNS FOR FIVE YEARS

                                         1990      1991      1992      1993      1994      1995
                                         ----      ----      ----      ----      ----      ----
BARNETT BANK                              100       187       239       248       239       380
S&P 500                                   100       126       132       141       139       187
KBW 50 TOTAL RETURN                       100       158       202       213       202       324

                                RETIREMENT PLANS

    The Company and its subsidiaries maintain a non-contributory, defined benefit retirement plan (the "Qualified Plan") for all employees meeting specified age and length-of-service requirements. Under the Qualified Plan, eligible employees are entitled to receive at their normal retirement date (the later of age 65 or the fifth anniversary of employment), a monthly income payable for life with optional forms of payment available. The formula used to calculate the benefit is based on final average monthly compensation and length of service. Certain minimum pension and death benefits are also provided. Vesting of benefits occurs after five years of service.

    Compensation for purposes of the Qualified Plan includes salary and bonus as shown in columns (c) and (d) of the SUMMARY COMPENSATION table, but excludes salary and bonus deferred at the election of an executive officer other than deferrals under the Company's 401(k) and Management Excess Savings plans. Compensation under the Qualified Plan was limited to $150,000 during 1995 under
Section 401(a)(17) of the Code; all executive officers listed in the SUMMARY COMPENSATION table on page 10 were affected by this limit in 1995.

    Additionally, the Company and its subsidiaries maintain a non-contributory defined benefit pension plan (the "Supplemental Executive Retirement Plan" or the "Plan") for certain senior officers. This Plan, which was adopted in August 1984, restores benefits lost by limitations enacted as part of the Employee Retirement Income Security Act of 1974 and further reduced by the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. Without the Supplemental Executive Retirement Plan, the maximum annual amount payable in 1995 to any participant under the Company's Qualified Plan would be the lesser of $118,000 or the average of the participant's highest five years of compensation. The Supplemental Executive Retirement Plan also provides for a minimum benefit from Social Security, the Company's defined benefit pension plan and a prior employee pension plan, which is equal to 55% of two-year average base salary and annual incentive pay in the case of disability or retirement and 40% of two-year average base salary and annual incentive pay in the event of death.

    Compensation for purposes of the Supplemental Executive Retirement Plan includes salary and bonus as shown in columns (c) and (d) of the SUMMARY COMPENSATION table which includes salary and bonus deferred at the election of an executive officer under the Company's 401(k) and Management Excess Savings plans, the Executive and Management Deferral Plans, and the contributory Management Security Plan, but does not include salary and bonus deferred under other arrangements.

    Because the computations are made on an actuarial basis, amounts contributed or expensed annually under these plans for the benefit of individual employees are not and cannot readily be calculated separately or individually with precision. The following table shows the estimated annual benefits payable under the plans upon retirement to persons in a range of salary and years-of-service classifications.

                   ANNUAL BENEFIT AT NORMAL RETIREMENT (1)(2)
                             (DOLLARS IN THOUSANDS)

                                   YEARS OF SERVICE
               ---------------------------------------------------------
REMUNERATION      15          20          25          30          35
-------------  ---------  ----------  ----------  ----------  ----------
  $     125    $    42.2  $     56.3  $     70.3  $     76.6  $     82.8
        200         67.5        90.0       112.5       122.5       132.5
        300        101.3       135.0       168.8       183.8       198.8
        400        135.0       180.0       225.0       245.0       265.0
        500        168.8       225.0       281.3       306.3       331.3
        750        253.1       337.5       421.9       459.4       496.7
      1,000        337.5       450.0       562.5       612.5       662.5
      1,250        421.9       562.5       703.1       765.6       826.1
      1,500        506.3       675.0       843.8       918.8       993.8
      1,750        590.6       787.5       964.4     1,071.9     1,159.4
      2,000        675.0       900.0     1,125.0     1,225.0     1,325.0
      2,250        759.4     1,012.5     1,265.6     1,376.1     1,490.6
      2,500        843.8     1,125.0     1,406.3     1,531.3     1,656.3

------------------------

(1) Amounts shown in this table include amounts payable by the Supplemental Executive Retirement Plan under the restoration formula for participants as of February 15, 1990. This restoration formula provides a benefit which restores retirement plan benefits lost due to benefit and earnings limitations as well as plan changes mandated by the Tax Reform Act of 1986.

(2) All benefits are subject to an offset equal to 2.0% of primary Social Security multiplied by the years of service (maximum of 25).

    As of December 31, 1995, the credited years of service and annual compensation covered under the Company's retirement plans for the executive officers named in the SUMMARY COMPENSATION table on page 10, were as follows:
Mr. Rice, 31 years, $1,770,200; Mr. Lastinger, 25 years, $920,000; Mr. Nobles, 22 years, $501,600; Mr. Newman, 13 years, $501,600; Mr. Brewer, 25 years, $501,600; and Ms. Beaubouef, 8 years, $501,600.

                             EMPLOYMENT AGREEMENTS

    Believing that the continued services and contributions of certain key executives are in the best interests of the Company's shareholders and are essential to the Company's continued well-being, the Company has entered into employment agreements with Mr. Rice and with Messrs. Lastinger, Nobles, Newman, Brewer, and Ms. Beaubouef, to provide certain benefits in the event of their termination or demotion (other than for cause, as defined), during the specified period following a change of control in the management of the Company.

    The  agreements provide for a lump sum distribution of three years' (for Mr.
Rice) or two years' (for Messrs. Lastinger, Nobles, Newman, and Brewer and Ms. Beaubouef) compensation. Compensation is measured by determining the highest base salary plus the highest incentive compensation of the affected officer for the three-year period preceding termination of employment. During the applicable period, the Company will continue to provide life, health and disability insurance (or coverage comparable to that provided by the Company), such benefits to be offset by those provided by any new employer. Each executive will be credited with years of actual service to the Company, plus the number of years covered by the employment contract for purposes of computing pension plan benefits. Finally, each of the agreements provides that the amounts to be received by the executives will be increased by an amount necessary to reimburse them for any reduction in the payments made after termination of employment resulting from all or a portion of such payments becoming subject to an excise tax.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain directors and officers of the Company and companies with which they are associated are customers of and have banking transactions with the Company's subsidiary banks in the ordinary course of business. All such transactions involving loans and loan commitments to officers or directors or companies with which they are associated have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of managements of the subsidiary banks, have not involved more than the normal risk of collectibility or presented other unfavorable features.

    The law firm of Mahoney Adams & Criser, P.A., of which Marshall M. Criser is a member, has rendered legal services to the Company and certain of its subsidiaries, for which it received approximately $1.9 million in 1995. This amount does not include fees paid by customers of subsidiaries.

    In addition, the firm leases approximately 37,500 square feet of office space in the Barnett Center in Jacksonville, Florida, for which it paid approximately $992,000 in 1995. The lease terms were negotiated on an arms'-length basis and, in the opinion of management, are at least as favorable to Barnett as those that might have been obtained from an unrelated lessee for comparable office space.

    The firm of Communications Consulting and Marketing, Inc., of which Clarence
V. McKee serves as President, rendered consulting services to the Company for which he received approximately $41,600 in 1995.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The firm of Arthur Andersen LLP served as the independent accountants for the Company for the fiscal year ending December 31, 1995. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

    Shareholders who wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting should deliver a written copy of their proposal to the principal executive offices of the Company no later than November 1, 1996. Proposals should be directed to Catherine C. Cosby, Corporate Secretary, Barnett Banks, Inc., Post Office Box 40789, Jacksonville, Florida 32203-0789. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

                            ANNUAL REPORT; FORM 10-K

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995 is being provided to each shareholder simultaneous with delivery of this proxy statement. Additional copies of the Annual Report to Shareholders or copies of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained by writing to the Corporate Communications Department of the Company, P. O. Box 40789, Jacksonville, Florida 32203-0789.

                              COST OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company has retained Corporate Investors Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a cost of approximately $4,500 plus reimbursement of out-of-pocket expenses. In addition, the Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegraph by directors, officers, and other employees of the Company.

Dated: February 29, 1996

    SHAREHOLDERS ARE URGED TO  SPECIFY THEIR CHOICE, DATE,  SIGN AND RETURN  THE
PROXY   IN  THE  ENCLOSED   POSTAGE-PAID  ENVELOPE.  YOUR   PROMPT  RESPONSE  IS
APPRECIATED.

                          BARNETT OFFICE PARK LOCATION

    A map showing the location of the Barnett Office Park appears on the outside back cover of the Proxy Statement. The map measures approximately 5 inches square and reflects the location of the Barnett Office Park in relation to I-95; U.S. 1 and S.R. 115 (Southside Boulevard), as well as to other local landmarks including The Avenues Shopping Mall, the St. Johns River and downtown Jacksonville.

    The Barnett Office Park is located at 9000 Southside Boulevard, Jacksonville, Florida. The Annual Meeting will be held in the Multipurpose Room on the first floor of Building 500. There is a parking garage adjacent to Building 500.

    (Please note: The Office Park can be entered only from Southside Boulevard, and not from U.S. 1 or I-95).

PROXY

                               BARNETT BANKS, INC.
                                   COMMON STOCK
              PROXY/VOTING INSTRUCTIONS SOLICITED BY BOARD OF DIRECTORS
                        FOR ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 17, 1996

The undersigned (the "shareholder"), having received the Notice and Proxy Statement for the Annual Meeting of Shareholders, appoints Rita Bornstein and Clarence V. McKee, or either of them, as proxies, with full power of substitution, to represent the shareholder and to vote all shares of Common Stock of Barnett Banks, Inc. which the shareholder is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at 9000 Southside Boulevard, Jacksonville, Florida on Wednesday, April 17, 1996, at 10:00 a.m., local time, and any and all adjournments of the meeting, in the manner specified.

Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than as set forth on this card.

Your vote for election of Directors may be indicated on the reverse side of this card. Four Directors are to be elected at the meeting. The nominees of the Board of Directors are James L. Broadhead, Thompson L. Rankin, Frederick H. Schultz and John A. Williams.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8075, EDISON, NEW JERSEY 08818-9045. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.


CORPORATE PROFILE

Barnett Banks, Inc. is the leading financial institution in Florida and is ranked in the top 25 in the United States. Barnett's stock is listed on the New York Stock Exchange.

Barnett commands the leading market share in Florida in virtually every major banking line of business, and ranks first, second or third in deposit share in all florida markets in which it operates. Barnett's Banks in Florida and Georgia are complemented by non-banking affiliates providing support services and specialized and financial services, including trust, full-service brokerage, credit card, mortgage banking and consumer finance.

MISSION STATEMENT

The mission of Barnett is to create value for its owners, customers and employees as a major financial services provider in the United States.

We will strengthen our position in existing markets by providing a full range of financial services, by acquiring other financial institutions, and by capitalizing on our market knowledge and our commitment to entrepreneurial market ownership.

Our focus will be on satisfying our customers total financial needs by offering differentiated benefits driven by a sales and service process that solidifies and expands the total customer relationship.

Barnett will aggressively pursue diversified income opportunities which include internal initiatives, acquisitions and alliances in attractive markets throughout the country which complement, leverage and expand our core capabilities.

By the year 2000, Barnett will be a fully diversified financial services organization with the acknowledged leadership position in the evolving banking business in its markets and with a diversified group of other financial businesses throughout the nation.

DIRECT PURCHASE PLAN

Barnett's SHAREHOLDER INVESTMENT PLAN is a convenient and cost-effective way to acquire Barnett common stock.

- No brokerage commissions are charged on purchases.
- Optional cash purchases of additional common stock can be make.
- Participation is voluntary, and you may withdraw at any time.
- Dividends can be automatically reinvested.
- The minimum initial investment is $250.00.

If you would like more information on this plan, please contact First Chicago Trust, Agent at 1-800-328-5822.

/X/ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.             SPECIAL NOTE
                                                                          Will Attend Annual Meeting.

1. ELECTION OF DIRECTORS: James L. Broadhead, Thompson     / /  / /
   L. Rankin, Frederick H. Schultz and John A. Williams

For, except vote withheld from the following nominee(s):  / /  / /
-----------------------------------------------------------


                                                                      PLEASE SIGN EXACTLY AS NAME OR NAMES APPEAR ON
                                                                      THIS PROXY CARD. EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                                                      OR OTHER REPRESENTATIVES SHOULD SO INDICATE WHEN
                                                                      SIGNING. IF A CORPORATION, PLEASE SIGN IN CORPORATE
                                                                      NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A
                                                                      PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY
                                                                      AUTHORIZED PERSON.


                                                                      ----------------------------------------------------



                                                                      ----------------------------------------------------
                                                                      SIGNATURE(S) OF SHAREHOLDERS              DATE



                     TRIANGLE   FOLD AND DETACH HERE   TRIANGLE

                                BARNETT BANKS, INC.
                           ANNUAL MEETING OF SHAREHOLDER
                                ADMISSION TICKET
                           APRIL 17, 1996 10:00 A.M.
                              BARNETT OFFICE PARK
                         (A MAP APPEARS ON THE BACK COVER
                             OF THE PROXY STATEMENT
                              9000 SOUTHSIDE BLVD.
                             JACKSONVILLE, FL 32256

AGENDA

- Call to Order
- Introduction of Directors and Officers
- Election of Directors
- Chairman's Report
- Tabulation and Results of Vote
- General Question and Answer Period
- Adjournment

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.